Regions Financial Corporation and Subsidiaries

Financial Supplement

Second Quarter 2011

Regions Financial Corporation and Subsidiaries

Financial Supplement to Second Quarter 2011 Earnings Release

Regions Financial Corporation and Subsidiaries	Page 1
Financial Supplement to Second Quarter 2011 Earnings Release

Consolidated Balance Sheets (unaudited)

	Quarter Ended
($ amounts in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Assets:
Cash and due from banks	$2,271	$2,042	$1,643	$1,898	$2,097
Interest-bearing deposits in other banks	5,452	4,937	4,880	3,852	4,562
Federal funds sold and securities purchased under agreements to resell	251	341	396	1,137	752
Trading account assets	1,223	1,284	1,116	1,580	1,261
Securities available for sale	23,828	24,702	23,289	23,555	24,166
Securities held to maturity	21	22	24	26	28
Loans held for sale	1,141	1,552	1,485	1,587	1,162
Loans, net of unearned income	81,176	81,371	82,864	84,420	85,945
Allowance for loan losses	(3,120)	(3,186)	(3,185)	(3,185)	(3,185)

Net loans	78,056	78,185	79,679	81,235	82,760
Other interest-earning assets	1,207	1,214	1,219	1,043	1,082
Premises and equipment, net	2,481	2,528	2,569	2,564	2,588
Interest receivable	354	441	421	512	466
Goodwill	5,561	5,561	5,561	5,561	5,561
Mortgage servicing rights (MSRs)	268	282	267	204	220
Other identifiable intangible assets	420	358	385	414	443
Other assets	8,374	8,307	9,417	8,330	8,192

Total Assets	$130,908	$131,756	$132,351	$133,498	$135,340

Liabilities and Stockholders’ Equity:
Deposits:
Non-interest-bearing	$28,148	$27,480	$25,733	$25,300	$22,993
Interest-bearing	68,183	68,889	68,881	69,678	73,257

Total deposits	96,331	96,369	94,614	94,978	96,250
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,740	2,218	2,716	2,451	1,929
Other short-term borrowings	982	964	1,221	1,210	1,035

Total short-term borrowings	2,722	3,182	3,937	3,661	2,964
Long-term borrowings	11,646	12,197	13,190	14,335	15,415

Total borrowed funds	14,368	15,379	17,127	17,996	18,379
Other liabilities	3,321	3,389	3,876	3,361	3,248

Total Liabilities	114,020	115,137	115,617	116,335	117,877

Stockholders’ equity:
Preferred stock, Series A	3,399	3,389	3,380	3,370	3,360
Common stock	13	13	13	13	13
Additional paid-in capital	19,052	19,047	19,050	19,047	19,038
Retained earnings (deficit)	(4,000)	(4,043)	(4,047)	(4,070)	(3,849)
Treasury stock, at cost	(1,399)	(1,400)	(1,402)	(1,405)	(1,405)
Accumulated other comprehensive income (loss), net	(177)	(387)	(260)	208	306

Total Stockholders’ Equity	16,888	16,619	16,734	17,163	17,463

Total Liabilities and Stockholders’ Equity	$130,908	$131,756	$132,351	$133,498	$135,340

Regions Financial Corporation and Subsidiaries	Page 2
Financial Supplement to Second Quarter 2011 Earnings Release

Consolidated Statements of Operations (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Interest income on:
Loans, including fees	$856	$867	$911	$919	$930
Securities:
Taxable	208	207	193	214	224
Tax-exempt	—	—	—	—	—

Total securities	208	207	193	214	224
Loans held for sale	9	13	12	10	9
Federal funds sold and securities purchased under agreements to resell	—	—	1	1	1
Trading account assets	6	7	12	8	9
Other interest-earning assets	7	6	7	6	7

Total interest income	1,086	1,100	1,136	1,158	1,180

Interest expense on:
Deposits	126	139	152	167	194
Short-term borrowings	2	3	2	3	2
Long-term borrowings	94	95	105	120	128

Total interest expense	222	237	259	290	324

Net interest income	864	863	877	868	856

Provision for loan losses	398	482	682	760	651

Net interest income after provision for loan losses	466	381	195	108	205

Non-interest income:
Service charges on deposit accounts	308	287	290	294	302
Brokerage, investment banking and capital markets	248	267	312	257	254
Mortgage income	50	45	51	66	63
Trust department income	51	50	50	49	49
Securities gains, net	24	82	333	2	—
Other	100	112	177	82	88

Total non-interest income	781	843	1,213	750	756

Non-interest expense:
Salaries and employee benefits	561	594	601	582	560
Net occupancy expense	107	109	108	110	110
Furniture and equipment expense	79	77	76	75	79
Other-than-temporary impairments	—	—	—	1	—
Regulatory charge	—	—	—	—	200
Other	451	387	481	395	377

Total non-interest expense	1,198	1,167	1,266	1,163	1,326

Income (loss) before income taxes	49	57	142	(305)	(365)
Income tax expense (benefit)	(60)	(12)	53	(150)	(88)

Net income (loss)	$109	$69	$89	$(155)	$(277)

Net income (loss) available to common shareholders	$55	$17	$36	$(209)	$(335)

Weighted-average shares outstanding—during quarter:
Basic	1,258	1,257	1,257	1,257	1,200
Diluted	1,260	1,259	1,259	1,257	1,200
Actual shares outstanding—end of quarter	1,259	1,256	1,256	1,256	1,256

Earnings (loss) per common share (1):
Basic	$0.04	$0.01	$0.03	$(0.17)	$(0.28)
Diluted	$0.04	$0.01	$0.03	$(0.17)	$(0.28)

Cash dividends declared per common share	$0.01	$0.01	$0.01	$0.01	$0.01

Taxable-equivalent net interest income from continuing operations	$872	$872	$886	$876	$863

(1)	Includes preferred stock dividends

Regions Financial Corporation and Subsidiaries	Page 3
Financial Supplement to Second Quarter 2011 Earnings Release

Selected Ratios and Other Information

As of and for Quarter Ended
6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Return on average assets*	0.17%	0.05%	0.11%	(0.62)%	(0.98)%
Return on average assets, excluding regulatory charge and related tax benefit (non-GAAP)*	0.03%	0.05%	0.11%	(0.62)%	(0.40)%
Return on average common equity*	1.66%	0.51%	1.04%	(5.91)%	(9.62)%
Return on average tangible common equity (non-GAAP)*	2.88%	0.89%	1.78%	(10.00)%	(16.36)%
Return on average tangible common equity, excluding regulatory charge and related tax benefit (non-GAAP)*	0.57%	0.89%	1.78%	(10.00)%	(6.60)%
Efficiency Ratio (non-GAAP) (3)	68.8%	71.3%	72.0%	71.6%	69.5%
Common equity per share	$10.71	$10.53	$10.62	$10.98	$11.23
Tangible common book value per share (non-GAAP)	$6.13	$6.00	$6.09	$6.42	$6.65
Stockholders’ equity to total assets	12.90%	12.61%	12.64%	12.86%	12.90%
Tangible common stockholders’ equity to tangible assets (non-GAAP)	6.18%	5.98%	6.04%	6.31%	6.45%
Tier 1 Common risk-based ratio (non-GAAP) (1)	7.9%	7.9%	7.9%	7.6%	7.7%
Tier 1 Capital (1)	12.6%	12.5%	12.4%	12.1%	12.0%
Total Risk-Based Capital (1)	16.2%	16.5%	16.4%	16.0%	15.9%
Allowance for credit losses as a percentage of loans, net of unearned income (2)	3.95%	4.01%	3.93%	3.86%	3.79%
Allowance for loan losses as a percentage of loans, net of unearned income	3.84%	3.92%	3.84%	3.77%	3.71%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.12	x	1.03	x	1.01	x	0.94	x	0.92	x
Net interest margin (FTE)	3.05%	3.07%	3.00%	2.96%	2.87%
Loans, net of unearned income, to total deposits	84.3%	84.4%	87.6%	88.9%	89.3%
Net charge-offs as a percentage of average loans*	2.71%	2.37%	3.22%	3.52%	2.99%
Non-accrual loans, excluding loans held for sale as a percentage of loans	3.43%	3.79%	3.81%	3.99%	4.04%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	4.39%	4.78%	4.69%	4.96%	4.93%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	4.98%	5.42%	5.38%	5.65%	5.63%
Associate headcount	27,261	27,557	27,829	27,898	27,895
Total branch outlets	1,769	1,771	1,772	1,774	1,774
ATMs	2,132	2,144	2,148	2,150	2,162
Morgan Keegan offices	312	319	321	329	325

*	Annualized
(1)	Current quarter Tier 1 Common, Tier 1 and Total Risk-Based Capital ratios are estimated
(2)	The allowance for credit losses reflects the allowance related to both loans on the balance sheet and exposure related to unfunded commitments and standby letters of credit
(3)	Efficiency ratio is shown on an operating basis and excludes adjustments as noted on page 19 in the Reconciliation to GAAP Financial Measures schedule

Regions Financial Corporation and Subsidiaries	Page 4
Financial Supplement to Second Quarter 2011 Earnings Release

Consolidated Average Daily Balances and Yield / Rate Analysis

	Quarter Ended
	6/30/11			3/31/11
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$302	$—	—%	$305	$—	—%
Trading account assets	1,192	7	2.36	1,162	8	2.79
Securities:
Taxable	24,768	208	3.37	24,758	207	3.39
Tax-exempt	33	—	—	30	—	—
Loans held for sale	1,141	9	3.16	1,486	13	3.55
Loans, net of unearned income	81,106	863	4.27	82,412	875	4.31
Other interest-earning assets	6,073	7	0.46	4,989	6	0.49

Total interest-earning assets	114,615	1,094	3.83	115,142	1,109	3.91
Allowance for loan losses	(3,200)			(3,209)
Cash and due from banks	2,247			2,164
Other non-earning assets	17,016			17,115

	$130,678			$131,212

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$5,107	1	0.08	$4,837	1	0.08
Interest-bearing transaction accounts	13,898	7	0.20	13,228	7	0.21
Money market accounts	26,805	20	0.30	27,816	21	0.31
Time deposits	22,506	98	1.75	22,971	110	1.94

Total interest-bearing deposits (1)	68,316	126	0.74	68,852	139	0.82
Federal funds purchased and securities sold under agreements to repurchase	2,009	1	0.20	2,167	1	0.19
Other short-term borrowings	798	1	0.50	1,068	2	0.76
Long-term borrowings	11,756	94	3.21	12,891	95	2.99

Total interest-bearing liabilities	82,879	222	1.07	84,978	237	1.13

Net interest spread			2.76			2.78

Non-interest-bearing deposits (1)	27,806			26,405
Other liabilities	3,197			3,145
Stockholders’ equity	16,796			16,684

	$130,678			$131,212

Net interest income/margin FTE basis		$872	3.05%		$872	3.07%

(1)	Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.53% and 0.59% for the quarters ended June 30, 2011 and March 31, 2011, respectively.

Regions Financial Corporation and Subsidiaries	Page 5
Financial Supplement to Second Quarter 2011 Earnings Release

Consolidated Average Daily Balances and Yield / Rate Analysis

	Quarter Ended
	12/31/10			9/30/10			6/30/10
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$952	$1	0.42%	$1,096	$1	0.36%	$345	$1	1.16%
Trading account assets	1,255	13	4.11	1,214	9	2.94	1,186	9	3.04
Securities:
Taxable	23,878	193	3.21	23,863	214	3.56	23,862	224	3.77
Tax-exempt	47	—	—	39	—	—	41	—	—
Loans held for sale	1,486	12	3.20	1,213	10	3.27	1,031	9	3.50
Loans, net of unearned income	84,108	920	4.34	85,616	926	4.29	87,266	936	4.30
Other interest-earning assets	5,188	6	0.46	4,308	6	0.55	6,745	8	0.48

Total interest-earning assets	116,914	1,145	3.89	117,349	1,166	3.94	120,476	1,187	3.95
Allowance for loan losses	(3,164)			(3,223)			(3,215)
Cash and due from banks	2,069			2,059			2,112
Other non-earning assets	17,515			17,544			17,912

	$133,334			$133,729			$137,285

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$4,622	1	0.09	$4,517	1	0.09	$4,478	1	0.09
Interest-bearing transaction accounts	12,690	6	0.19	13,606	7	0.20	15,651	8	0.21
Money market accounts	28,273	23	0.32	28,088	22	0.31	27,302	32	0.47
Time deposits	23,369	122	2.07	25,161	137	2.16	26,933	153	2.28

Total interest-bearing deposits (1)	68,954	152	0.87	71,372	167	0.93	74,364	194	1.05
Federal funds purchased and securities sold under agreements to repurchase	3,162	—	—	2,176	1	0.18	1,798	1	0.22
Other short-term borrowings	1,056	2	0.75	866	2	0.92	847	1	0.47
Long-term borrowings	14,006	105	2.97	14,878	120	3.20	15,933	128	3.22

Total interest-bearing liabilities	87,178	259	1.18	89,292	290	1.29	92,942	324	1.40

Net interest spread			2.71			2.65			2.55

Non-interest-bearing deposits (1)	25,688			23,706			23,688
Other liabilities	3,422			3,349			3,063
Stockholders’ equity	17,046			17,382			17,592

	$133,334			$133,729			$137,285

Net interest income/margin FTE basis		$886	3.00%		$876	2.96%		$863	2.87%

(1)	Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.64%, 0.70% and 0.79% for the quarters ended December 31, 2010, September 30, 2010 and June 30, 2010, respectively.

Regions Financial Corporation and Subsidiaries	Page 6
Financial Supplement to Second Quarter 2011 Earnings Release

Loans

	Quarter Ended
($ amounts in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11 vs. 3/31/11		6/30/11 vs. 6/30/10
Commercial and industrial	$23,644	$23,149	$22,540	$21,501	$21,096	$495	2.1%	$2,548	12.1%
Commercial real estate mortgage - owner-occupied	11,797	11,889	12,046	11,850	11,967	(92)	-0.8%	(170)	-1.4%
Commercial real estate construction - owner-occupied	377	430	470	522	547	(53)	-12.3%	(170)	-31.1%

Total commercial	35,818	35,468	35,056	33,873	33,610	350	1.0%	2,208	6.6%
Commercial investor real estate mortgage	11,836	12,932	13,621	14,489	15,152	(1,096)	-8.5%	(3,316)	-21.9%
Commercial investor real estate construction	1,595	1,895	2,287	2,975	3,778	(300)	-15.8%	(2,183)	-57.8%

Total investor real estate	13,431	14,827	15,908	17,464	18,930	(1,396)	-9.4%	(5,499)	-29.0%
Residential first mortgage	14,306	14,404	14,898	15,723	15,567	(98)	-0.7%	(1,261)	-8.1%
Home equity*	13,593	13,874	14,226	14,534	14,802	(281)	-2.0%	(1,209)	-8.2%
Indirect	1,704	1,626	1,592	1,657	1,900	78	4.8%	(196)	-10.3%
Consumer credit card	1,134	—	—	—	—	1,134	100.0%	1,134	100.0%
Other consumer	1,190	1,172	1,184	1,169	1,136	18	1.5%	54	4.8%

Total Loans	$81,176	$81,371	$82,864	$84,420	$85,945	$(195)	-0.2%	$(4,769)	-5.5%

	Average Balances
($ amounts in millions)	2Q11	1Q11	4Q10	3Q10	2Q10	2Q11 vs. 1Q11		2Q11 vs. 2Q10
Commercial and industrial	$23,506	$22,889	$21,956	$21,313	$21,109	$617	2.7%	$2,397	11.4%
Commercial real estate mortgage - owner-occupied	11,826	12,012	11,944	11,944	12,005	(186)	-1.5%	(179)	-1.5%
Commercial real estate construction - owner-occupied	404	438	503	516	563	(34)	-7.8%	(159)	-28.2%

Total commercial	35,736	35,339	34,403	33,773	33,677	397	1.1%	2,059	6.1%
Commercial investor real estate mortgage	12,607	13,393	14,223	15,090	15,586	(786)	-5.9%	(2,979)	-19.1%
Commercial investor real estate construction	1,805	2,100	2,649	3,477	4,340	(295)	-14.0%	(2,535)	-58.4%

Total investor real estate	14,412	15,493	16,872	18,567	19,926	(1,081)	-7.0%	(5,514)	-27.7%
Residential first mortgage	14,329	14,692	15,620	15,632	15,537	(363)	-2.5%	(1,208)	-7.8%
Home equity	13,744	14,053	14,389	14,684	14,947	(309)	-2.2%	(1,203)	-8.0%
Indirect	1,681	1,628	1,606	1,776	2,028	53	3.3%	(347)	-17.1%
Consumer credit card	13	—	—	—	—	13	100.0%	13	100.0%
Other consumer	1,191	1,207	1,218	1,184	1,151	(16)	-1.3%	40	3.5%

Total Loans	$81,106	$82,412	$84,108	$85,616	$87,266	$(1,306)	-1.6%	$(6,160)	-7.1%

Deposits

	Quarter Ended
($ amounts in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11 vs. 3/31/11		6/30/11 vs. 6/30/10
Customer Deposits
Interest-free deposits	$28,148	$27,480	$25,733	$25,300	$22,993	$668	2.4%	$5,155	22.4%
Interest-bearing checking	15,982	13,365	13,423	12,409	15,148	2,617	19.6%	834	5.5%
Savings	5,118	5,064	4,668	4,544	4,475	54	1.1%	643	14.4%
Money market - domestic	24,650	27,261	27,420	27,983	26,773	(2,611)	-9.6%	(2,123)	-7.9%
Money market - foreign	476	533	569	509	502	(57)	-10.7%	(26)	-5.2%

Low-cost deposits	74,374	73,703	71,813	70,745	69,891	671	0.9%	4,483	6.4%
Time deposits	21,947	22,656	22,784	24,177	26,298	(709)	-3.1%	(4,351)	-16.5%

Total customer deposits	96,321	96,359	94,597	94,922	96,189	(38)	0.0%	132	0.1%

Corporate Treasury Deposits
Time deposits	10	10	17	56	61	—	0.0%	(51)	-83.6%

Total Deposits	$96,331	$96,369	$94,614	$94,978	$96,250	$(38)	0.0%	$81	0.1%

	Average Balances
($ amounts in millions)	2Q11	1Q11	4Q10	3Q10	2Q10	2Q11 vs. 1Q11		2Q11 vs. 2Q10
Customer Deposits
Interest-free deposits	$27,806	$26,405	$25,688	$23,706	$23,688	$1,401	5.3%	$4,118	17.4%
Interest-bearing checking	13,898	13,228	12,690	13,606	15,651	670	5.1%	(1,753)	-11.2%
Savings	5,107	4,837	4,622	4,517	4,478	270	5.6%	629	14.0%
Money market - domestic	26,302	27,276	27,767	27,574	26,670	(974)	-3.6%	(368)	-1.4%
Money market - foreign	503	540	506	514	632	(37)	-6.9%	(129)	-20.4%

Low-cost deposits	73,616	72,286	71,273	69,917	71,119	1,330	1.8%	2,497	3.5%
Time deposits	22,496	22,956	23,347	25,100	26,872	(460)	-2.0%	(4,376)	-16.3%

Total customer deposits	96,112	95,242	94,620	95,017	97,991	870	0.9%	(1,879)	-1.9%

Corporate Treasury Deposits
Time deposits	10	15	22	61	61	(5)	-33.3%	(51)	-83.6%

Total Deposits	$96,122	$95,257	$94,642	$95,078	$98,052	$865	0.9%	$(1,930)	-2.0%

*	Refer to page 15 for a breakout between 1st Lien and 2nd Lien Home Equity

Regions Financial Corporation and Subsidiaries	Page 7
Financial Supplement to Second Quarter 2011 Earnings Release

Loan Portfolio Mix

Loan Portfolio Balances by Percentage

	Quarter Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Commercial and industrial	29.1%	28.5%	27.2%	25.5%	24.6%
Commercial real estate mortgage - OO	14.5%	14.6%	14.5%	14.0%	13.9%
Commercial real estate construction - OO	0.5%	0.5%	0.6%	0.6%	0.6%

Total commercial	44.1%	43.6%	42.3%	40.1%	39.1%
Commercial investor real estate mortgage	14.6%	15.9%	16.4%	17.2%	17.6%
Commercial investor real estate construction	2.0%	2.3%	2.8%	3.5%	4.4%

Total investor real estate	16.6%	18.2%	19.2%	20.7%	22.0%
Residential first mortgage	17.6%	17.7%	18.0%	18.6%	18.1%
Home equity	16.7%	17.1%	17.2%	17.2%	17.2%
Indirect	2.1%	2.0%	1.9%	2.0%	2.2%
Consumer credit card	1.4%	0.0%	0.0%	0.0%	0.0%
Other consumer	1.5%	1.4%	1.4%	1.4%	1.4%

Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

OO = Owner Occupied

Regions Financial Corporation and Subsidiaries	Page 8
Financial Supplement to Second Quarter 2011 Earnings Release

Pre-Tax Pre-Provision Net Revenue (“PPNR”) and Adjusted PPNR (non-GAAP)

	Quarter Ended
($ amounts in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	2Q11 vs. 1Q11		2Q11 vs. 2Q10
Net Interest Income (GAAP)	$864	$863	$877	$868	$856	$1	0.1%	$8	0.9%
Non-Interest Income (GAAP)	781	843	1,213	750	756	(62)	-7.4%	25	3.3%

Total Revenue (GAAP)	1,645	1,706	2,090	1,618	1,612	(61)	-3.6%	33	2.0%
Non-Interest Expense (GAAP)	1,198	1,167	1,266	1,163	1,326	31	2.7%	(128)	-9.7%

Pre-tax Pre-provision Net Revenue (GAAP)	$447	$539	$824	$455	$286	(92)	-17.1%	161	56.3%
Adjustments:
Regulatory charge	—	—	—	—	200	—	—	(200)	NM
Securities gains, net	(24)	(82)	(333)	(2)	—	58	-70.7%	(24)	NM
Loss (gain) on sale of mortgage loans	—	3	(26)	—	—	(3)	NM	—	—
Leveraged lease termination gains	—	—	(59)	—	—	—	—	—	—
Loss on early extinguishment of debt	—	—	55	—	—	—	—	—	—
Securities impairment, net	—	—	—	1	—	—	—	—	—
Branch consolidation and equipment costs	77	—	—	—	—	77	NM	77	NM

Total adjustments	53	(79)	(363)	(1)	200	132	-167.1%	(147)	-73.5%

Adjusted PPNR (non-GAAP)	$500	$460	$461	$454	$486	$40	8.7%	$14	2.9%

The PPNR table above presents computations of pre-tax pre-provision net revenue excluding certain adjustments (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

Categorization of Income (Loss) Related to Mortgage Servicing Rights (MSRs) (1)

	Quarter Ended
($ amounts in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	2Q11 vs. 1Q11		2Q11 vs. 2Q10
Mortgage income (loss) (2)	$(2)	$(11)	$(13)	$2	$12	9	-81.8%	(14)	-116.7%

	$(2)	$(11)	$(13)	$2	$12	9	-81.8%	(14)	-116.7%

(1)	This table details the impact of changes in valuation of mortgage servicing rights and related hedging instruments on the applicable category(ies) in the consolidated statements of operations.
(2)	Net effect of mark-to-market impact of MSRs and derivatives used to hedge MSRs.

Regions Financial Corporation and Subsidiaries	Page 9
Financial Supplement to Second Quarter 2011 Earnings Release

Non-Interest Income and Expense

Non-Interest Income	Quarter Ended
($ amounts in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	2Q11 vs. 1Q11		2Q11 vs. 2Q10
Service charges on deposit accounts	$308	$287	$290	$294	$302	$21	7.3%	$6	2.0%
Brokerage, investment banking and capital markets	248	267	312	257	254	(19)	-7.1%	(6)	-2.4%
Mortgage income	50	45	51	66	63	5	11.1%	(13)	-20.6%
Trust department income	51	50	50	49	49	1	2.0%	2	4.1%
Securities gains, net	24	82	333	2	—	(58)	-70.7%	24	NM
Insurance income	25	28	25	25	26	(3)	-10.7%	(1)	-3.8%
Leveraged lease termination gains	—	—	59	—	—	—	—	—	—
(Loss) gain on sale of mortgage loans	—	(3)	26	—	—	3	NM	—	—
Other	75	87	67	57	62	(12)	-13.8%	13	21.0%

Total non-interest income	$781	$843	$1,213	$750	$756	$ (62)	-7.4%	$25	3.3%

Non-Interest Expense	Quarter Ended
($ amounts in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	2Q11 vs. 1Q11		2Q11 vs. 2Q10
Salaries and employee benefits	$561	$594	$601	$582	$560	$(33)	-5.6%	$1	0.2%
Net occupancy expense	107	109	108	110	110	(2)	-1.8%	(3)	-2.7%
Furniture and equipment expense	79	77	76	75	79	2	2.6%	—	—
Professional and legal fees	61	81	92	71	75	(20)	-24.7%	(14)	-18.7%
Marketing expense	17	13	14	22	18	4	30.8%	(1)	-5.6%
Amortization of core deposit intangible	24	25	26	27	27	(1)	-4.0%	(3)	-11.1%
Other real estate owned expense	37	39	61	65	41	(2)	-5.1%	(4)	-9.8%
Other-than-temporary impairments, net	—	—	—	1	—	—	—	—	—
FDIC premiums	72	52	52	51	58	20	38.5%	14	24.1%
Branch consolidation and property and equipment charges	77	—	—	—	—	77	NM	77	NM
Loss on early extinguishment of debt	—	—	55	—	—	—	—	—	—
Regulatory charge	—	—	—	—	200	—	—	(200)	NM
Other	163	177	181	159	158	(14)	-7.9%	5	3.2%

Total non-interest expense	$1,198	$1,167	$1,266	$1,163	$1,326	$31	2.7%	$(128)	-9.7%

•

Non-interest income decreased $62 million, however $58 million of the decline was due to lower securities gains and $3 million was related a prior quarter loss on sale of mortgage loans. On an adjusted basis, non-interest income declined $7 million or 1% linked quarter.

•

Service charges income increased $21 million or 7% linked quarter, reflecting higher overdraft/NSF fees and interchange income. Interchange income has benefited from increasing active debit card usage; total transactions year-to-date are 12 percent higher compared to a year ago.

•	Brokerage, investment banking and capital markets income decreased $19 million to $248 million, driven by a decline in private client and capital markets revenues.

•	Mortgage income increased $5 million linked quarter, primarily reflecting improved MSR and related hedging performance.

•

Securities gains in 2Q11 of $24 million were related to repositioning the securities portfolio, and resulted in shortening the duration to less than 3 years. Approximately $4 billion of 3.5 year agency mortgage-backed securities were sold, and the majority of the proceeds were subsequently reinvested in 2 year agency mortgage-backed securities.

•

Non-interest expenses increased 3% linked quarter, however after adjusting for $77 million in charges related to branch consolidation and property and equipment charges, non-interest expenses declined 4%, and reflected lower salaries and benefits expense and a reduction in professional and legal fees.

•	Salaries and benefits expense decreased 6% linked quarter, reflecting lower headcount and payroll taxes.

•	The $20 million increase in FDIC premiums reflects new rules which went into effect on April 1st.

•

Branch consolidation and property and equipment charges reflect the consolidation approximately 40 branches. This will occur in the second half of this year and is expected to result in $19 million in pretax annual future net cost saves.

Regions Financial Corporation and Subsidiaries	Page 10
Financial Supplement to Second Quarter 2011 Earnings Release

Morgan Keegan Financial Highlights

Summary Income Statement (1)

	Quarter Ended
						2Q11		2Q11
($ amounts in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	vs. 1Q11		vs. 2Q10
Net interest income (3)	$16	$15	$21	$15	$15	$1	6.7%	$1	6.7%
Non-interest income	296	314	342	309	292	(18)	-5.7%	4	1.4%
Non-interest expense	286	273	320	289	275	13	4.8%	11	4.0%
Regulatory charge	—	—	—	—	200	—	NM	(200)	NM

Pre-tax Income	26	56	43	35	(168)	(30)	-53.6%	194	-115.5%
Income tax expense (benefit)	(34)	25	26	13	12	(59)	-236.0%	(46)	NM

Net income (loss)	$60	$31	$17	$22	$(180)	29	93.5%	240	-133.3%

Breakout of Revenue by Division (2)

	Private Client	Fixed- Income Capital Markets	Equity Capital Markets	Investment Banking	Regions MK Trust	Asset Management	Interest & Other

($ amounts in millions)
Three months ended
June 30, 2011
$ amount of revenue	$117	$71	$14	$37	$61	$5	$9
% of gross revenue	37.3%	22.6%	4.5%	11.8%	19.4%	1.6%	2.8%

Three months ended
March 31, 2011
$ amount of revenue	$125	$66	$16	$30	$56	$3	$37
% of gross revenue	37.6%	19.8%	4.8%	9.0%	16.8%	0.9%	11.1%

Six Months Ended
June 30, 2011
$ amount of revenue	$242	$137	$30	$67	$117	$8	$46
% of gross revenue	37.4%	21.2%	4.6%	10.4%	18.1%	1.2%	7.1%
Six Months Ended

June 30, 2010
$ amount of revenue	$233	$151	$27	$63	$101	$9	$40
% of gross revenue	37.3%	24.2%	4.4%	10.1%	16.2%	1.4%	6.4%

•	Income tax benefit related to a portion of the regulatory settlement. Refer to Note 1 on page 18 for additional details.

•	Fixed Income Capital Markets benefited from the volatility in the markets along with long-term rates declining in the second quarter.

•	Investment Banking division was led by strong production from the healthcare and technology divisions.

•	According to ThomsonReuters, Morgan Keegan was the 9th leading firm nationally for municipal underwritings year-to-date.

(1)	Certain amounts in the prior periods have been reclassified to reflect the current period presentation
(2)	“Breakout of Revenue by Division” has been adjusted to reflect changes in the company’s reporting structure
(3)	Net interest income in the Summary Income Statement is illustrated on a net basis, whereas the Breakout of Revenue by Division, revenue is illustrated on a gross basis. In the Summary Income Statement, 2Q11 excludes $2 million of gross interest income, 1Q11 and 4Q10 excludes $4 million each quarter of gross interest income and 3Q10 and 2Q10 excludes $3 million each quarter of gross interest income.

Regions Financial Corporation and Subsidiaries	Page 11
Financial Supplement to Second Quarter 2011 Earnings Release

Credit Quality

As of and for Quarter Ended
($ amounts in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Allowance for credit losses (ACL)	$3,204	$3,264	$3,256	$3,256	$3,256
Allowance allocated to purchased loans	84	—	—	—	—
Provision for loan losses	398	482	682	760	651
Provision for unfunded credit losses	6	7	—	—	5
Net loans charged-off:
Commercial and industrial	49	72	128	89	87
Commercial real estate mortgage - owner-occupied	43	66	80	64	39
Commercial real estate construction - owner-occupied	1	4	4	3	3

Total commercial	93	142	212	156	129
Commercial investor real estate mortgage	247	132	202	254	203
Commercial investor real estate construction	56	42	99	171	133

Total investor real estate	303	174	301	425	336
Residential first mortgage	55	56	56	58	61
Home equity	83	94	92	102	106
Indirect	3	4	4	3	4
Other consumer	11	11	17	15	15

Total	$548	$481	$682	$759	$651

Net loan charge-offs as a % of average loans, annualized
Commercial and industrial	0.85%	1.27%	2.31%	1.66%	1.65%
Commercial real estate mortgage - owner-occupied	1.45%	2.23%	2.64%	2.12%	1.28%
Commercial real estate construction - owner-occupied	1.08%	3.74%	3.54%	1.95%	2.17%

Total commercial	1.05%	1.63%	2.44%	1.83%	1.53%
Commercial investor real estate mortgage	7.85%	4.00%	5.63%	6.67%	5.22%
Commercial investor real estate construction	12.56%	8.07%	14.91%	19.57%	12.33%

Total investor real estate	8.44%	4.56%	7.09%	9.09%	6.77%
Residential first mortgage	1.54%	1.55%	1.42%	1.48%	1.58%
Home equity	2.43%	2.71%	2.53%	2.74%	2.84%
Indirect	0.57%	1.05%	1.09%	0.64%	0.72%
Other consumer	3.70%	3.70%	5.54%	5.03%	5.23%

Total	2.71%	2.37%	3.22%	3.52%	2.99%

Non-accrual loans, excluding loans held for sale	$2,784	$3,087	$3,160	$3,372	$3,473
Non-performing loans held for sale	381	381	304	393	256

Non-accrual loans, including loans held for sale	$3,165	$3,468	$3,464	$3,765	$3,729
Foreclosed properties	437	465	454	461	546

Non-performing assets (NPAs)	$3,602	$3,933	$3,918	$4,226	$4,275

Loans past due > 90 days	$483	$527	$585	$593	$612
Restructured loans not included in categories above (1)	$1,664	$1,553	$1,483	$1,299	$1,239

Credit Ratios:
ACL/Loans, net	3.95%	4.01%	3.93%	3.86%	3.79%
ALL/Loans, net	3.84%	3.92%	3.84%	3.77%	3.71%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.12	x	1.03	x	1.01	x	0.94	x	0.92	x
Non-accrual loans, excluding loans held for sale/Loans	3.43%	3.79%	3.81%	3.99%	4.04%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	4.39%	4.78%	4.69%	4.96%	4.93%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	4.98%	5.42%	5.38%	5.65%	5.63%

Allowance for Credit Losses

	Quarter Ended
($ amounts in millions)	6/30/11	6/30/10
Components:
Allowance for loan losses	$3,120	$3,185
Reserve for unfunded credit commitments	84	71

Allowance for credit losses	$3,204	$3,256

(1)	See page 12 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries	Page 12
Financial Supplement to Second Quarter 2011 Earnings Release

Credit Quality

Gross and Net NPA Migration

	Quarter Ended
($ in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Beginning Non-Performing Assets (1)	$3,933	$3,918	$4,226	$4,275	$4,572
Additions	$619	$816	$1,021	$1,410	$865
Resolutions (2)	(224)	(214)	(348)	(255)	(197)
Charge-Offs / OREO Write-Downs	(362)	(368)	(576)	(497)	(458)

Net Additions	33	234	97	658	210

Non-Accrual Asset Sales	(226)	(106)	(309)	(511)	(336)
OREO Sales	(138)	(113)	(96)	(196)	(171)

Ending Non-Performing Assets (1)	3,602	3,933	3,918	4,226	4,275

Change Versus Previous Quarter	($331)	$15	($308)	($49)	$116

Troubled Debt Restructurings

	Quarter Ended
(in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Accruing:
Commercial	$69	$72	77	23	24
Investor Real Estate	273	208	192	150	22
Residential First Mortgage	876	854	813	746	836
Home Equity	383	355	335	314	295
Other Consumer	63	64	66	66	62

Total Accruing	1,664	1,553	1,483	1,299	1,239

Non-accrual or 90+ DPD:
Commercial	164	120	105	71	34
Investor Real Estate	200	230	198	159	99
Residential First Mortgage	207	221	240	222	217
Home Equity	29	28	30	26	26
Other Consumer	—	1	—	—	—

Total Non-accrual or 90+DPD	600	600	573	478	376

Total TDR	2,264	2,153	2,056	1,777	1,615

(1)	Includes Loans Held for Sale
(2)	Includes payments and returned to accruals

Regions Financial Corporation and Subsidiaries	Page 13
Financial Supplement to Second Quarter 2011 Earnings Release

Credit Costs

	Quarter Ended
(in millions)	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Net Charge-offs
Investor Real Estate (IRE)	$99	$84	$205	$205	$216
Commercial	91	126	197	143	117
Consumer Real Estate	138	150	148	160	167
Other Consumer	13	15	21	18	19

Net Charge-offs excluding charge-offs from Sales / Transfers to HFS	341	375	571	526	519

Sales/Transfer to HFS	207	106	111	233	132

Total Net Charge-offs	548	481	682	759	651

Net Loss / (Gain) - HFS Sales	(1)	—	(7)	(2)	(9)
HFS Write-downs (1)	5	2	21	7	5
OREO expense	37	39	61	65	40

Total Credit Costs before Reserve Change	589	522	757	829	687

Reserve Increase / (Reduction)	(150)	1	—	1	—

Total Credit Costs after Reserve Change	439	523	757	830	687

(1)	Reflects write-downs subsequent to initial move to held for sale and write-downs upon transfer to OREO

Regions Financial Corporation and Subsidiaries	Page 14
Financial Supplement to Second Quarter 2011 Earnings Release

90+ Days Past Due Loans

	Quarter Ended
($ millions)	6/30/11		3/31/11		12/31/10		9/30/10		6/30/10
Commercial and Industrial	$7	0.03%	$10	0.04%	$9	0.04%	$5	0.03%	$7	0.03%
Commercial Real Estate Mortgage - OO	11	0.09%	8	0.07%	6	0.05%	6	0.05%	4	0.04%
Commercial Real Estate Construction- OO	—	0.05%	—	0.09%	1	0.12%	—	0.00%	—	0.00%

Total Commercial	$18	0.05%	$18	0.05%	$16	0.05%	$11	0.03%	$11	0.03%

Commercial Investor Real Estate Mortgage	5	0.04%	13	0.10%	5	0.04%	6	0.04%	26	0.17%
Commercial Investor Real Estate Construction	—	0.02%	1	0.04%	1	0.04%	2	0.05%	4	0.10%

Total Investor Real Estate	$5	0.04%	$14	0.09%	$6	0.04%	$8	0.04%	$30	0.16%

Residential First Mortgage	296	2.07%	315	2.18%	359	2.41%	369	2.35%	349	2.24%
Home Equity	158	1.16%	174	1.26%	198	1.39%	198	1.36%	215	1.45%
Direct	1	0.16%	1	0.13%	1	0.13%	2	0.21%	1	0.14%
Indirect	2	0.10%	2	0.13%	2	0.13%	2	0.14%	3	0.12%
Consumer Credit Card	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	3	0.79%	3	0.86%	3	0.88%	3	0.79%	3	0.90%

Total Consumer	$460	1.44%	$495	1.59%	$563	1.76%	$574	1.74%	$571	1.71%

Total 90+ Days Past Due Loans	$483	0.60%	$527	0.65%	$585	0.71%	$593	0.70%	$612	0.71%

Non-Accrual Loans (excludes loans held for sale)

	Quarter Ended
($ millions)	6/30/11		3/31/11		12/31/10		9/30/10		6/30/10
Commercial & Industrial	$525	2.22%	$446	1.93%	$467	2.07%	$502	2.33%	$479	2.27%
Commercial Real Estate Mortgage - OO	687	5.82%	648	5.45%	606	5.03%	616	5.20%	680	5.68%
Commercial Real Estate Construction - OO	28	7.57%	31	7.20%	29	6.19%	35	6.65%	37	6.77%

Total Commercial	$1,240	3.46%	$1,125	3.17%	$1,102	3.14%	$1,153	3.40%	$1,196	3.56%

Commercial Investor Real Estate Mortgage	820	6.93%	1,142	8.83%	1,265	9.28%	1,347	9.30%	1,286	8.49%
Commercial Investor Real Estate Construction	371	23.25%	448	23.64%	452	19.76%	561	18.87%	754	19.94%

Total Investor Real Estate	$1,191	8.87%	$1,590	10.73%	$1,717	10.79%	$1,908	10.93%	$2,040	10.77%

Residential First Mortgage	288	2.01%	303	2.10%	285	1.92%	267	1.70%	212	1.36%
Home Equity	65	0.48%	69	0.50%	56	0.40%	44	0.30%	25	0.17%
Direct	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Indirect	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Consumer Credit Card	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Consumer	$353	1.11%	$372	1.20%	$341	1.07%	$311	0.94%	$237	0.71%

Total Non-Accrual Loans	$2,784	3.43%	$3,087	3.79%	$3,160	3.81%	$3,372	3.99%	$3,473	4.04%

Change versus pervious quarter	(303)		(73)		(212)		(101)		$(233)

OO = Owner Occupied

Business Services Credit Quality - Criticized Loans

Regions Financial Corporation and Subsidiaries	Page 15
Financial Supplement to Second Quarter 2011 Earnings Release

Residential Lending Net Charge-off Analysis

		Quarter Ended
		6/30/2011					3/31/2011
		First Liens			Junior Liens	Total (1)	First Liens			Junior Liens	Total (1)
($ in millions)		Residential Mortgage	Home Equity	Total First Liens	Home Equity		Residential Mortgage	Home Equity	Total First Liens	Home Equity
Florida	Net Charge-off %*	2.88%	2.05%	2.65%	6.10%	3.64%	2.84%	3.10%	2.91%	6.79%	4.04%
	$ Losses	$39.0	$10.4	$49.4	$45.8	$95.2	$38.8	$15.7	$54.5	$52.2	$106.7
	Balance	$5,413.1	$2,014.9	$7,428.0	$2,967.5	$10,395.5	$5,482.4	$2,040.5	$7,522.9	$3,067.4	$10,590.3
	Original LTV	71.6%	65.4%		75.7%

All Other	Net Charge-off %*	0.72%	0.64%	0.70%	1.76%	0.98%	0.76%	0.65%	0.73%	1.64%	0.97%
States	$ Losses	$16.1	$6.5	$22.6	$20.5	$43.1	$17.2	$6.6	$23.8	$19.4	$43.2
	Balance	$8,893.1	$3,996.2	$12,889.3	$4,614.1	$17,503.4	$8,921.9	$4,059.9	$12,981.8	$4,706.5	$17,688.3
	Original LTV	73.8%	66.8%		79.3%

Totals	Net Charge-off %*	1.54%	1.11%	1.41%	3.46%	1.97%	1.55%	1.47%	1.52%	3.68%	2.11%
	$ Losses	$55.1	$16.9	$72.0	$66.3	$138.3	$56.0	$22.3	$78.3	$71.6	$149.9
	Balance	$14,306.2	$6,011.1	$20,317.3	$7,581.6	$27,898.9	$14,404.3	$6,100.4	$20,504.7	$7,773.9	$28,278.6
	Original LTV	73.0%	66.3%		77.8%

(1)	Total line item include first liens on residential first mortgage and home equity, as well as junior liens on home equity

•	22% Florida junior lien concentration driving results

•	Junior lien, Florida net charge-offs represent 55% of 2Q11 net charge-offs but just 22% of Home Equity outstanding balances.

•	Net Home Equity charge-offs in Florida approximately 3.5 times non-Florida net charge-off rate

•	Home Equity origination quality solid with an average FICO of 774 and an average LTV of 62%; Property value declines driving losses

Notes:	* Recoveries are pro-rated based on charge-off balances.

   * Balances shown on an ending basis. Net loss rates calculated using average balances

Regions Financial Corporation and Subsidiaries	Page 16
Financial Supplement to Second Quarter 2011 Earnings Release

Investor Real Estate Analysis

Property Type

$18.9
3.8
15.1
$17.5
3.0
14.5
$15.9
2.3
13.6
$14.8
1.9
12.9
$13.4
1.6
11.8
6/30/10
9/30/10
12/31/10
3/31/11
6/30/11
Mortgage
Construction

Loan Type

Office $2.2 B 16%
Land $1.2 B 9%
Single Family $1.1 B 8%
Industrial $0.9 B 7%
Other $0.7 B 5%
Hotel $0.7 B 6%
Condo $0.3 B 2%
Multi-Family $3.6 B 27%
Retail $2.7 B 20%

Geography

Midsouth $3.2 B 24%
Southwest $2.9 B 21%
Other* $1.3 B 10%
Central $3.0 B 22%
Florida $3.0 B 23%

* Other includes locations not in Regions' foorprint

Number of Loans by Size

15,973
1,728
241
57
<$1MM
$1MM - 10MM
$10MM - 25MM
$25MM+

Credit Quality

$18.9 B
$17.5 B
$15.9 B
$14.8 B
$13.4 B
89%
89%
89%
89%
91%
6/30/10
9/30/10
12/31/10
3/31/11
6/30/11
Ending Balance
% Accruing

Regions Financial Corporation and Subsidiaries	Page 17
Financial Supplement to Second Quarter 2011 Earnings Release

Investor Real Estate Analysis

Regions Financial Corporation and Subsidiaries	Page 18
Financial Supplement to Second Quarter 2011 Earnings Release

Reconciliation to GAAP Financial Measures

The table below presents computations of earnings and certain other financial measures excluding regulatory charge and related tax benefit (non-GAAP). The regulatory charge and related tax benefit are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes that the exclusion of the regulatory charge and related tax benefit in expressing earnings and certain other financial measures, including “earnings (loss) per common share, excluding regulatory charge and related tax benefit”, “return on average assets, excluding regulatory charge and related tax benefit” and “return on average tangible common stockholders’ equity, excluding regulatory charge and related tax benefit” (explained on next page) provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business because management does not consider the regulatory charge and related tax benefit to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes: preparation of Regions’ operating budgets; monthly financial performance reporting; monthly close-out “flash” reporting of consolidated results (management only); and presentations to investors of company performance. Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies and procedures in place to identify and address expenses that qualify for non-GAAP presentation, including authorization and system controls to ensure accurate period to period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes the regulatory charge and related tax benefit does not represent the amount that effectively accrues directly to stockholders (i.e. the regulatory charge is a reduction in earnings and stockholders’ equity).

		As of and for Quarter Ended
($ amounts in millions, except per share data)		06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
Income (loss):
Net income (loss) (GAAP)		$109	$69	$89	$(155)	$(277)
Preferred dividends and accretion (GAAP)		(54)	(52)	(53)	(54)	(58)

Net income (loss) available to common shareholders (GAAP)	A	$55	$17	$36	$(209)	$(335)
Net income (loss) available to common shareholders (GAAP)		$55	$17	$36	$(209)	$(335)

Regulatory charge and related tax benefit (1)		(44)	—	—	—	200

Net income (loss) available to common shareholders, excluding regulatory charge and related tax benefit (non-GAAP)	B	$11	$17	$36	$(209)	$(135)

Weighted-average diluted shares	C	1,260	1,259	1,259	1,257	1,200

Earnings (loss) per common share - diluted (GAAP)	A/C	0.04	0.01	0.03	(0.17)	(0.28)

Earnings (loss) per common share, excluding regulatory charge and related tax benefit - diluted (non-GAAP)	B/C	0.01	0.01	0.03	(0.17)	(0.11)

(1)	In the second quarter of 2010, Regions recorded a $200 million charge to account for a probable, reasonably estimable loss related to a pending settlement of regulatory matters. At that time, Regions assumed that the entire charge would be non-deductible for income tax purposes. The settlement was finalized during the second quarter of 2011. At the time of settlement, Regions had better information related to tax implications. Approximately $125 million of the settlement charge will be deductible for federal income tax purposes. Accordingly, during the second quarter of 2011, Regions adjusted federal income taxes to account for the impact of the deduction. The adjustment reduced Regions’ provision for income taxes. The schedule above reduces net income available to common shareholders (GAAP) for the quarter ended June 30, 2011 by the related federal income tax benefit to arrive at the non-GAAP measure.

Regions Financial Corporation and Subsidiaries	Page 19
Financial Supplement to Second Quarter 2011 Earnings Release

Reconciliation to GAAP Financial Measures

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses the efficiency ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Net interest income on a fully taxable-equivalent basis (GAAP) and non-interest income (GAAP) are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		As of and for Quarter Ended
($ amounts in millions)		06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
Non-interest expense (GAAP)		$1,198	$1,167	$1,266	$1,163	$1,326
Adjustments:
Regulatory charge		—	—	—	—	(200)
Loss on early extinguishment of debt		—	—	(55)	—	—
Securities impairment, net		—	—	—	(1)	—
Branch consolidation and property and equipment charges		(77)	—	—	—	—

Adjusted non-interest expense (non-GAAP)	D	$1,121	$1,167	$1,211	$1,162	$1,126

Net interest income, taxable-equivalent basis (GAAP)		$872	$872	$886	$876	$863
Non-interest income (GAAP)		781	843	1,213	750	756
Adjustments:
Securities gains, net		(24)	(82)	(333)	(2)	—
Leveraged lease termination gains		—	—	(59)	—	—
Loss (gain) on sale of mortgage loans		—	3	(26)	—	—

Adjusted non-interest income (non-GAAP)		757	764	795	748	756

Adjusted total revenue (non-GAAP)	E	$1,629	$1,636	$1,681	$1,624	$1,619

Efficiency ratio (non-GAAP)	D/E	68.8%	71.3%	72.0%	71.6%	69.5%

Regions Financial Corporation and Subsidiaries	Page 20
Financial Supplement to Second Quarter 2011 Earnings Release

Reconciliation to GAAP Financial Measures

The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the Supervisory Capital Assessment Program (“SCAP”), these regulators began supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		06/30/11	03/31/11	12/31/10	09/30/10	06/30/10
RETURN ON AVERAGE ASSETS
Average assets (GAAP)	F	$130,678	$131,212	$133,334	$133,729	$137,285
Return on average assets (GAAP) (1)	A/F	0.17%	0.05%	0.11%	-0.62%	-0.98%

Return on average assets, excluding regulatory charge and related tax benefit (non-GAAP) (1)	B/F	0.03%	0.05%	0.11%	-0.62%	-0.40%

RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Average stockholders’ equity (GAAP)		$16,796	$16,684	$17,046	$17,382	$17,559
Less: Average intangible assets (GAAP)		5,909	5,935	5,961	5,989	6,019
Average deferred tax liability related to intangibles (GAAP)		(230)	(237)	(243)	(250)	(257)
Average preferred equity (GAAP)		3,392	3,383	3,374	3,364	3,576

Average tangible common stockholders’ equity (non-GAAP)	G	$7,725	$7,603	$7,954	$8,279	$8,221
Return on average tangible common stockholders’ equity (GAAP) (1)	A/G	2.88%	0.89%	1.78%	-10.00%	-16.36%

Return on average tangible common stockholders’ equity, excluding regulatory charge and related tax benefit (non-GAAP) (1)	B/G	0.57%	0.89%	1.78%	-10.00%	-6.60%

TANGIBLE COMMON RATIOS
Stockholders’ equity (GAAP)		$16,888	$16,619	$16,734	$17,163	$17,463
Less: Preferred equity (GAAP)		3,399	3,389	3,380	3,370	3,360
Intangible assets (GAAP)		5,981	5,919	5,946	5,975	6,004
Deferred tax liability related to intangibles (GAAP)		(227)	(233)	(240)	(246)	(253)

Tangible common stockholders’ equity (non-GAAP)	H	$7,735	$7,544	$7,648	$8,064	$8,352
Total assets (GAAP)		$130,908	$131,756	$132,351	$133,498	$135,340
Less: Intangible assets (GAAP)		5,981	5,919	5,946	5,975	6,004
Deferred tax liability related to intangibles (GAAP)		(227)	(233)	(240)	(246)	(253)

Tangible assets (non-GAAP)	I	$125,154	$126,070	$126,645	$127,769	$129,589
Shares outstanding—end of quarter	J	1,259	1,256	1,256	1,256	1,256
Tangible common stockholders’ equity to tangible assets (non-GAAP)	H/I	6.18%	5.98%	6.04%	6.31%	6.45%
Tangible common book value per share (non-GAAP)	H/J	$6.13	$6.00	$6.09	$6.42	$6.65

TIER 1 COMMON RISK-BASED RATIO (2)
Stockholders’ equity (GAAP)		$16,888	$16,619	$16,734	$17,163	$17,463
Accumulated other comprehensive (income) loss		177	387	260	(208)	(306)
Non-qualifying goodwill and intangibles		(5,668)	(5,686)	(5,706)	(5,729)	(5,752)
Disallowed deferred tax assets		(499)	(463)	(424)	(427)	(443)
Disallowed servicing assets		(35)	(28)	(27)	(20)	(22)
Qualifying non-controlling interests		92	92	92	92	92
Qualifying trust preferred securities		846	846	846	846	846

Tier 1 capital (regulatory)		$11,801	$11,767	$11,775	$11,717	$11,878
Qualifying non-controlling interests		(92)	(92)	(92)	(92)	(92)
Qualifying trust preferred securities		(846)	(846)	(846)	(846)	(846)
Preferred stock		(3,399)	(3,389)	(3,380)	(3,370)	(3,360)

Tier 1 common equity (non-GAAP)	K	$7,464	$7,440	$7,457	$7,409	$7,580
Risk-weighted assets (regulatory)	L	93,855	93,929	94,966	97,088	98,653
Tier 1 common risk-based ratio (non-GAAP)	K/L	7.9%	7.9%	7.9%	7.6%	7.7%

(1)	Income statement amounts have been annualized in calculation
(2)	Current quarter amount and the resulting ratio is estimated

Regions Financial Corporation and Subsidiaries	Page 21
Financial Supplement to Second Quarter 2011 Earnings Release

Reconciliation to GAAP Financial Measures

The following tables provide calculations of Tier 1 capital and Tier 1 common, based on Regions’ current understanding of Basel III requirements. Regions currently calculates its risk-based capital ratios under guidelines adopted by the Federal Reserve based on the 1988 Capital Accord (“Basel I”) of the Basel Committee on Banking Supervision (the “Basel Committee”). In December 2010, the Basel Committee released its final framework for Basel III, which will strengthen international capital and liquidity regulation. When implemented by U.S. bank regulatory agencies and fully phased-in, Basel III will change capital requirements and place greater emphasis on common equity. Implementation of Basel III will begin on January 1, 2013, and will be phased in over a multi-year period. The U.S. bank regulatory agencies have not yet finalized regulations governing the implementation of Basel III. Accordingly, the calculations provided below are estimates, based on Regions’ current understanding of the framework, including the Company’s reading of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as the regulations are finalized. Because the Basel III implementation regulations are not formally defined by GAAP and have not yet been finalized and codified, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis.

($ amounts in millions)	06/30/11
Stockholders’ equity (GAAP)	16,888
Non-qualifying goodwill and intangibles (1)	(5,754)
Adjustments, including other comprehensive income related to cash flow hedges, disallowed deferred tax assets, threshold deductions and other adjustments	(877)

	10,257
Qualifying non-controlling interests	4

Basel III Tier 1 Capital (non-GAAP)	10,261
Basel III Tier 1 Capital (non-GAAP)	10,261
Preferred Stock	(3,398)
Qualifying non-controlling interests	(4)

Basel III Tier 1 Common (non-GAAP)	6,859

Basel I risk-weighted assets	93,855
Basel III risk-weighted assets (2)	95,363
		Minimum

Basel III Tier 1 Capital Ratio	10.8%	8.5%
Basel III Tier 1 Common Ratio	7.2%	7.0%

(1)	Under Basel III, regulatory capital must be reduced by purchased credit card relationship intangible assets. These assets are partially allowed in Basel I capital.
(2)	Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries	Page 22
Financial Supplement to Second Quarter 2011 Earnings Release

Forward-Looking Statements

This supplement may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act became law on July 21, 2010 and a number of legislative, regulatory and tax proposals remain pending. Additionally, the U.S. Treasury and federal banking regulators continue to implement, but are also beginning to wind down, a number of programs to address capital and liquidity issues in the banking system. Proposed rules, including those that are part of the Basel III process, could require banking institutions to increase levels of capital. All of the foregoing may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.

•

The impact of compensation and other restrictions imposed under the Troubled Asset Relief Program (“TARP”) until Regions repays the outstanding preferred stock and warrant issued under TARP including restrictions on Regions’ ability to attract and retain talented executives and associates.

•	Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital.

•

Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates would also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated.

•

Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular, including any prolonging or worsening of the current unfavorable economic conditions, including unemployment levels.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations may have an adverse effect on business.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses.

•	The cost and other effects of material contingencies, including litigation contingencies and any adverse judicial, administrative or arbitral rulings or proceedings.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes and the effects of man-made disasters.

•	Possible downgrades in ratings issued by rating agencies

•	Potential dilution of holders of shares of Regions’ common stock resulting from the U.S. Treasury’s investment in TARP.

•	Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates and the related acceleration of premium amortization on those securities.

•	The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally.

•	Regions’ ability to receive dividends from its subsidiaries.

•	The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•	The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as on file with the Securities and Exchange Commission.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Tim Deighton at (205) 264-4551